UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2005

NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA	000-30758	62-12-62580

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 DIXIE ROAD, SUITE 100, BRAMPTON, ONTARIO, CANADA	L6T 5P6

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 905-863-0000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On May 30, 2005, the joint leadership resources committee of the boards of directors of the registrant and Nortel Networks Corporation (NNC) approved, and recommended to the boards of directors of the registrant and NNC for approval, the corporate performance objectives for 2005 under the Nortel Networks Limited Success Incentive Plan. The corporate performance objectives for 2005 are revenue, management operating earnings before taxes, cash flow, financial accountability and certain leadership qualitative performance objectives: leadership in ethics and integrity and revenue from new business. The financial accountability objective, which was originally recommended by management and approved by the joint leadership resources committee and the boards of directors of the registrant and NNC in June 2004, now includes, among other things: (i) Progress on SAP implementation; (ii) Sarbanes Oxley Compliance; and (iii) addressing remediation items identified in the Summary of Findings and of Recommended Remedial Measures of the Independent Review submitted to the audit committees of the boards of directors of the registrant and NNC by Wilmer Cutler Pickering Hale and Dorr LLP. The financial accountability metric only applies to the Vice-Chairman and Chief Executive Officer and the President and Chief Operating Officer and their direct reports.

Nortel Networks Corporation owns all of the registrant’s common shares and the registrant is Nortel Networks Corporation’s principal direct operating subsidiary.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED

By:	/s/ Gordon A. Davies

Gordon A. Davies
Assistant General Counsel — Securities
and Corporate Secretary

By:	/s/ William J. Donovan

William J. Donovan
Senior Vice-President, Human Resources

Dated: June 3, 2005